UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 14, 2016

Chubb Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

Telephone: +41 (0)43 456 76 00

(Address of principal executive offices)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Chubb Limited Outlines New Financial Reporting Disclosures

Chubb Limited will introduce new segment reporting and changes to its financial reporting disclosures that provide additional visibility into the company’s operating performance. The changes reflect the company’s significantly larger and expanded operations subsequent to its acquisition of The Chubb Corporation on January 14, 2016. Refer to Exhibits A through D for an illustration of the changes to the financial supplement discussed below. Chubb Limited’s quarterly financial supplements are available on the company’s website at investors.chubb.com.

Segment Presentation

Beginning with the first quarter of 2016 earnings announcement, which will be released on May 4, 2016, the company expects to report financial results within the following reporting segments: North America Commercial P&C Insurance, North America Personal P&C Insurance, North America Agricultural Insurance, Overseas General Insurance, Global Reinsurance, Life Insurance and Corporate. This new segment presentation will be used with the company’s earnings release, financial supplement and filings with the Securities and Exchange Commission, including Form 10-Q. All Legacy ACE prior period results in future filings will be revised to conform to the new segment presentation and will only include Legacy ACE results (i.e., will not include Legacy Chubb results except in pro forma presentations as outlined below). The company’s 2015 Form 10-K, filed on February 26, 2016, used the segment presentation reflecting how the business was organized in 2015.

The new segments are as follows:

•	The North America Commercial P&C Insurance segment will include the business written by Chubb divisions that provide property and casualty (P&C) insurance and services to large, middle market and small commercial businesses in the U.S., Bermuda and Canada. These divisions write a variety of coverages, including traditional commercial property, casualty, workers’ compensation, package policies, and risk management; specialty categories such as professional lines, marine and construction risk; as well as group accident and health (A&H) insurance. The divisions included in this segment are North America Major Accounts, North America Commercial Insurance, Westchester and North America Small Commercial.

•	The North America Personal P&C Insurance segment will include the business written by Chubb’s North America Personal Risk Services division, which provides affluent and high net worth individuals and families with homeowners, automobile, valuables, umbrella and recreational marine insurance and services.

•	The North America Agricultural Insurance segment will continue to include the business written by Rain and Hail Service, Inc. which provides comprehensive multiple peril crop and crop-hail insurance, and Chubb Agribusiness, which offers farm and ranch property as well as specialty P&C coverages, including commercial agriculture products.

•	The Overseas General Insurance segment will include the business written by two Chubb divisions that provide P&C insurance and services in the 51 countries outside of North America where the company operates. Chubb International provides commercial P&C, A&H and traditional and specialty personal lines through retail brokers, agents and other channels around the world. Chubb Global Markets provides commercial P&C excess and surplus lines and A&H through wholesale brokers in the London market and through Lloyd’s. These divisions write a variety of coverages, including traditional commercial property and casualty, specialty categories such as financial lines, marine, energy, aviation, political risk and construction risk, as well as group A&H and traditional and specialty personal lines.

•	The Global Reinsurance segment will primarily include the reinsurance business written by Chubb Tempest Re as well as the Legacy Chubb U.K. Assumed Reinsurance business, which is active, and the Legacy Chubb run-off Reinsurance business.

•	There will be no material changes to the Life Insurance segment, which continues to include the business written by Chubb Life, Chubb Tempest Life Re and Combined Insurance’s North America operations. The Legacy Chubb life insurance business in Latin America will also be included in this segment.

In addition to the new segment structure, the company plans to redefine Corporate to include all run-off asbestos and environmental (A&E) exposures, the results of its run-off Brandywine business, the results of its Westchester Specialty operations for 1996 and prior years, and certain other mass tort exposures.

A new consolidated page in the financial supplement will disclose the results for each segment (including Corporate), Consolidated P&C and Total Consolidated. See Exhibit A for an illustration of the new segment presentation and Exhibit B for an illustration of the new consolidated page. Items shaded gray represent Legacy ACE results only. Changes to the financial supplement are highlighted in red.

Expanded disclosures

Chubb has one of the largest product portfolios in the global insurance industry with more than 200 distinct commercial and personal insurance and reinsurance products and services. As such, for 2016, the company intends to provide further disaggregated line of business information for Commercial P&C and Personal Lines globally. This will include net premiums written for lines of business, including commercial multiple peril, commercial casualty, workers’ compensation, personal, automobile, homeowners and other coverages. See Exhibit C for an illustration of the updated line of business presentation. Changes to the financial supplement are highlighted in red.

As 2016 progresses, the company intends to provide disaggregated information for North America commercial P&C net premiums written into two groups – the first group is Major Accounts & Specialty Insurance and the second group is Commercial Insurance (Small and Midsize).

The company also intends to provide selected financial information in the quarterly financial supplement and in the Form 10-Q and Form 10-K beginning in the first quarter 2016 for the Overseas General Insurance segment by three geographic regions: Europe, Latin America and Asia. In addition, we plan to provide an update to the expected synergies and expenses related to the integration of Legacy Chubb in the first quarter earnings release and Form 10-Q. Note that the expected expense synergy benefit is minimal in the early quarters.

Pro forma Presentation

The company intends to present pro forma 2015 financial results (a non-GAAP financial measure) of the combined company for each comparative quarter in the financial supplement to provide a clearer view of operations and growth. Pro forma disclosures will include net premiums written on a line of business basis and the components of underwriting income for each quarter by its newly defined segments.

To provide visibility into each segment’s underwriting results without the distortive impact of purchase accounting, the company intends to provide pro forma underwriting results by segment for both 2016 and 2015. The 2015 underwriting results for each segment will be based on the historical financial statements of Legacy ACE and Legacy Chubb (after conforming accounting policy adjustments). The pro forma 2016 underwriting results will be as-reported amounts, excluding purchase accounting adjustments.

For example, for first quarter 2016, the as-reported underwriting income will be adjusted as follows:

•	Eliminate the favorable impact from the write-off of the deferred policy acquisition costs on acquired unearned premium reserves in connection with purchase accounting by increasing deferred acquisition costs (i.e., reduce underwriting income).

•	Exclude the unfavorable impact of the amortization of acquired unearned premium reserve (i.e., increase underwriting income).

•	Include the results of Legacy Chubb as if acquired on January 1, 2016 versus the actual close date of January 14, 2016 (i.e., increase underwriting income for the additional 14 days). This is for the first quarter and full year 2016 only.

Redefining Underwriting Income and Operating Income

The company intends to redefine “underwriting income” and “operating income”, common non-GAAP measures, for certain purchase accounting adjustments and other items related to The Chubb Corporation acquisition. Underwriting income and operating income are intended to enhance the understanding of the results of operations by highlighting the ongoing underwriting and operating profitability of the company’s insurance business. As such, underwriting income and operating income will be adjusted as follows:

Underwriting income will now include:

•	The amortization of the unearned premium reserve intangible asset (UPR) related to The Chubb Corporation acquisition will be included in underwriting income in each segment. This UPR amortization will be shown in a new line item within underwriting income as a component of policy acquisition costs.

Operating income will include:

•	The amortization of other purchased intangibles which will be reported as “Amortization of purchased intangibles” on the statement of operations in Corporate but will exclude the UPR amortization noted above.

Operating income will exclude:

•	After tax amortization related to the adjustments for fair value of debt and fair value of the investment portfolio of Legacy Chubb from purchase accounting.

This amortization expense will be shown in a new line item, Amortization of fair value of acquired invested assets and long-term debt and will be included in Corporate. Accordingly, the company will refer to interest expense as “adjusted interest expense” and net investment income as “adjusted net investment income” in the financial supplement. These measures will be reported within interest expense and net investment income, respectively, in the company’s Form 10-Q and Form 10-K filings, in conformity with generally accepted accounting principles (GAAP).

•	After tax Chubb integration expenses. These one-time integration costs will also include, in the first quarter of 2016 only, advisor fees and pre-acquisition interest expense on the $5.3 billion senior notes incurred prior to January 14, 2016 (date of close after which it became a cost of normal operation).

•	After tax realized gains and losses.

Note that the results of operations for first quarter 2016 and full year 2016 will only include the results of Legacy Chubb prospectively from the date of acquisition (i.e., first quarter 2016 will only include Legacy Chubb results from January 15th through March 31st 2016). In connection with the fourth quarter 2015 earnings release, the company reported, “With respect to the new Chubb, we estimate an investment income run rate for a full quarter of approximately $810 to $825 million. The first quarter may be modestly lower due to the timing of the close.” We currently estimate that $50 million of investment income relates to the first 14 days of the quarter prior to closing.

Refer to Exhibit D for an illustration of the above changes. Items shaded gray represent Legacy ACE results only. Changes to the financial supplement are highlighted in red. See also the schedule below regarding the estimate of purchase accounting adjustments.

Revised Segment Measures

The company has historically used underwriting income as the main measure of segment performance but reported each segment’s results through net income. Effective first quarter 2016, the company plans to change the segment presentation to better align with how the business is managed by disclosing results through underwriting income and adding a new segment measure, Segment income, which will include underwriting income and net investment income. The North America Agricultural Insurance segment will continue to include gains and losses from crop derivatives (if applicable) and the Life Insurance segment will continue to include gains and losses from separate account assets that do not qualify for separate account reporting under GAAP within underwriting income. All other profit and loss items will be classified in Corporate. Included in Corporate operating income, but outside of underwriting income, will be interest expense, other (income) expense, amortization of purchased intangibles (other than amortization of acquired UPR), and income tax expense. Included in Corporate net income, but outside of operating income, will be Chubb integration expenses, and amortization of the adjustments for fair value of acquired debt and investments related to the purchase accounting adjustments on The Chubb acquisition and realized gains and losses. Refer to Exhibit B for an illustration of the above changes. Items shaded gray represent Legacy ACE results only. Changes to the financial supplement are highlighted in red.

For 2016, the amortization of the acquired UPR intangible related to The Chubb Corporation acquisition, of $1.45 billion will be recognized through underwriting income in line with the earnings pattern of the acquired UPR, with approximately 40% in the first quarter, 30% in the second quarter, 20% in the third quarter and 10% in the fourth quarter. This amortization will reduce the positive impact of the elimination of the historical deferred acquisition costs ($1.28 billion) given that these costs are eliminated in purchase accounting. In addition, for 2016, the amortization of other purchased intangibles related to The Chubb Corporation acquisition (presented in Corporate amortization of purchased intangibles) is expected to be a net favorable impact to after-tax operating income of $36 million, as the negative impact of the amortization of other purchased intangibles of $114 million is more than offset by the positive impact from the amortization of the acquired loss reserve fair value adjustment of $150 million. This amortization is expected to be reported at approximately 25% per quarter in 2016. The charts below provide a breakdown by quarter of amortization estimates.

Amounts below represent the company’s best estimate at the date of filing and are subject to change

(in millions of U.S. Dollars)

Expected pre-tax impact of acquired UPR intangible amortization and purchase accounting adjustment on underwriting income related only to the Chubb Corporation acquisition:

	1Q-16	2Q-16	3Q-16	4Q-16	FY 2016
Expected pattern	40%	30%	20%	10%	100%
Unfavorable impact of amortization of acquired UPR	$(580)	$(435)	$(290)	$(145)	$(1,450)
Favorable impact of historical deferred policy acquisition costs eliminated in purchase accounting	512	384	256	128	1,280

Expected unfavorable pre-tax impact on underwriting income	$(68)	$(51)	$(34)	$(17)	$(170)

Expected impact of other purchased intangibles and purchase accounting adjustments impacting after-tax operating income for The Chubb Corporation acquisition:

	1Q-16	2Q-16	3Q-16	4Q-16	FY 2016	FY 2017	FY 2018
Expected pattern	25%	25%	25%	25%	100%	100%	100%
Expected favorable (unfavorable) after-tax impact on operating income	$9	$9	$9	$9	$36	$(110)	$(170)

For 2016, 2017 and 2018, the company also expects after-tax intangible amortization expense for all other prior acquisitions of $55 million, $50 million, and $45 million, respectively, based on a 35% estimated tax rate. The expected impact on operating income is 25% of the expense each quarter.

Other Matters

On or before March 25, 2016, the company will file a Form 8-K/A, an amendment to the original closing Form 8-K filed on January 15, 2016, that will include the Legacy Chubb 2015 audited financial statements and accompanying notes as well as the 2015 unaudited pro forma combined financial statements and accompanying notes. The pro forma financial statements will be presented as if the merger had occurred on January 1, 2015.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements made herein, such as those related to our new and redefined reporting segments and anticipated changes to our financial reporting disclosures, the timing of our first quarter 2016 earnings announcement and the amortization of acquired UPR and intangibles, as well as our plans, objectives, expectations and intentions and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will,” “plan,” “intend,” “expect,” and variations thereof and similar expressions, identify forward-looking statements. Such statements involve risks and uncertainties that could cause actual results to differ materially from such statements. Information regarding factors that could cause differences from these forward-looking statements appears in our filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Chubb Limited

By:	/s/ Philip V. Bancroft
Philip V. Bancroft
Executive Vice President and Chief Financial Officer

DATE: March 14, 2016

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Exhibits Illustrating Changes to Financial Supplement	Furnished herewith